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                                                                    Exhibit 21

                       LIBERTY FINANCIAL COMPANIES, INC.


           DIRECT AND INDIRECT SUBSIDIARIES AS OF DECEMBER 31, 2000


Alpha Trade Inc.

Colonial Advisory Services, Inc.

Colonial Management Associates, Inc.

Copley Venture Capital, Inc.

Crabbe Huson Group, Inc.

Financial Centre Insurance Agency, Inc.

IFS Agencies, Inc.

IFS Agencies of Alabama, Inc.

IFS Agencies of New Mexico, Inc.

Independence Life and Annuity Company

Independent Holdings, Inc.

Independent Financial Marketing Group, Inc.

Keyport Benefit Life Insurance Company

Keyport Financial Services Corp.

Keyport Life Insurance Company

Keyport LTD.

Liberty Advisory Services Corp.

Liberty Asset Management Company

Liberty Financial Asset Management, Ltd.

Liberty Financial Services, Inc.

Liberty Funds Distributor, Inc.

Liberty Funds Group LLC.

Liberty Funds Services, Inc.

Liberty Securities Corporation

Liberty Newport Holdings, Limited

Liberty New World China Enterprises Investments L.P.

Liberty Wanger Asset Management L.P

LSC Insurance Agency of Arizona, Inc.

LSC Insurance Agency of Nevada, Inc.

Newport Fund Management, Inc.

Newport Pacific Management, Inc.

Newport Private Equity Asia, Inc.

New World Liberty China Venture Fund, Ltd. (50% ownership)

Progress Investment Management Company

Progress-Highcrest Advisors LLC (47% ownership by PIMC)

Progress-Highcrest Ventures, LLC (1% ownership by Progress-Highcrest
Advisors LLC)

SteinRoe Futures, Inc.

Stein Roe & Farnham Incorporated

Stein Roe Management Associates, LLC

WAM Acquisition G.P., Inc.